Exhibit 10.20

Employee Stock Option Agreement

Granted Under IDEXX Laboratories, Inc. 2009 Stock Incentive Plan

1.  Grant of Option.

(a) Grant.    IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”) and this Employee Stock Option Agreement, including any exhibit, appendix or addendum hereto (the “Agreement”), hereby grants to the employee named on the opposite side of this Agreement (the “Optionee”) an option to purchase, in whole or in part, the number of shares of common stock, par value $0.10 per share, of the Company (“Shares”) at a price per Share as noted on the opposite side of this Agreement, subject to the terms and conditions of this Agreement, the Plan and the description of the Plan set forth in the Plan Prospectus.  The Plan and the Plan Prospectus are provided to the Optionee with this Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan or the Plan Prospectus.

(b) Restrictive Covenant Agreements.  Optionee acknowledges and affirms that: (i) Optionee is subject to non-competition, non-solicitation and confidentiality provisions set forth in one or more agreements with the Company or any of its Affiliates (including, as applicable, employment, consulting or advisory contracts; confidentiality and nondisclosure agreements; or other agreements; in each case as may be amended or supplemented from time to time) (collectively, the “Restrictive Covenant Agreements”); and (ii) this Option is granted in consideration of Optionee’s agreement to be bound by Optionee’s Restrictive Covenant Agreements.

2.  Type of Stock Option.

If the opposite side of this Agreement indicates that this Option is an “Incentive Stock Option”, this Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  If the opposite side of this Agreement indicates that this Option is a “Non-Qualified Stock Option”, this Option shall not be considered an incentive stock option as defined by Section 422 of the Code.

3.  Exercise of Option and Provisions for Termination.

(a) Vesting Schedule and Expiration.  Except as otherwise provided in this Agreement, this Option shall expire at 4:00 p.m., Eastern time, on the Expiration Date indicated on the opposite side of this Agreement.  This Option will become exercisable (“vest”) in installments as to the number of Shares and during the respective installment periods set forth on the opposite side of this Agreement.  The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during an exercise period, it shall continue to be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option.  This Option may not be exercised at any time after the Expiration Date.

(b) Exercise Procedure.  Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Optionee’s delivery of written notice of exercise through the online service designated by the Company (currently E*TRADE OptionsLink), specifying the number of Shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4.  Such exercise shall be effective upon receipt by such online service of such written notice together with the required payment.  The Optionee may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(c) Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date indicated on the opposite side of this Agreement, an employee of the Company or an Affiliate or a member of the Board (an “Eligible Optionee”). The Company shall determine in good faith (including in accordance with Section 409A of the Code) and in the exercise of its discretion whether the Optionee has ceased to be an employee and the effective date of the Optionee’s termination of such status, and such determinations shall be final, binding and conclusive.

(d) Exercise Period Upon Termination of Relationship with the Company.  If the Optionee ceases to be an Eligible Optionee for any reason, then, except as provided in paragraphs (e), (f) and (g) below, the right to exercise this Option shall terminate 3 months after such cessation (but in no event after the Expiration Date), provided that this Option shall be exercisable only to the extent that the Optionee was entitled to exercise this Option on the date of such cessation.

(e) Exercise Period Upon Death or Disability; Immediate Vesting upon Death or Disability.  If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Optionee, or if the Optionee dies within 3 months after the Optionee ceases to be an Eligible Optionee, and the Company or its Affiliate has not terminated such relationship for “cause” as specified in paragraph (g) below, this Option shall be exercisable until the 1 year anniversary date following the date of death or disability of the Optionee (or if the date of death or disability of the Optionee is less than one year after the Grant Date of this Option, then the Option shall be exercisable until the one-year anniversary of the Grant Date of this Option) by the Optionee or by the person to whom this Option is transferred by will or the laws of descent and distribution, provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Optionee on the date he or she ceased to be an Eligible Optionee.  Notwithstanding anything in this Agreement that may be to the contrary, in the event the Optionee dies or becomes disabled (as defined above) at a time when the Optionee is an Eligible Optionee, then this Option shall immediately vest and become exercisable with respect to all Shares underlying this Option as of the date of the Optionee’s death or disability; provided, however, if such death or disability occurs within one year of the Grant Date, then this Option shall continue to vest after the date of such death or disability in accordance with the schedule described in Section 3(a) above, except that it will immediately vest and become exercisable with respect to all Shares underlying this Option as of the date that is the one-year anniversary of the Grant Date of this Option.

(f) Exercise Period Upon Retirement. If the Optionee retires (as defined below) prior to the Expiration Date while he or she is an Eligible Optionee, and the Company or its Affiliate has not terminated such relationship for “cause” as specified in paragraph (g) below, this Option shall (i) continue to vest after the date of such retirement in accordance with the schedule described in Section 3(a) above for a period that encompass (and until) the occurrence of the second vesting date following the date of such retirement (the “Extended Vesting Date”) and (ii) to the extent vested as of the Extended Vesting Date, remain exercisable until the 90th day following the Extended Vesting Date (but in no event after the Expiration Date). Notwithstanding anything in this Agreement that may be to the contrary, in the event the Optionee dies or becomes disabled (as defined above) at a time after the Optionee’s retirement but before the Extended Vesting Date, then this Option shall immediately vest and become exercisable with respect to all Shares underlying this Option as of the date of the Optionee’s death or disability. “Retire” and “retirement” shall mean retirement at or after the attainment of age 60, provided that the Optionee has been an employee of the Company or its Affiliate for at least 10 years as of the date of the Optionee’s termination date, not including any years during which the Optionee was employed by a company that was acquired by or merged with the Company or its Affiliate, and provided further that the Optionee shall be eligible to retire under the terms of this Agreement if the Optionee has provided the Company written notice of such retirement in the form required by the Company at least six months prior to the Optionee’s anticipated termination date due to retirement.  The Company shall determine in good faith and in the exercise of its discretion whether the Optionee’s termination of employment constitutes “retirement” under the terms of this Agreement, and such determination by the Company shall be final, binding and conclusive.

(g) Discharge for Cause.  If the Optionee, prior to the Expiration Date, ceases his or her employment with the Company or its Affiliate because he or she is discharged for “cause” (as defined below), the right to exercise this Option shall terminate immediately upon such cessation of employment.  “Cause” shall mean willful misconduct in connection with the Optionee’s employment or willful failure to perform his or her employment responsibilities

Employee Stock Option Agreement

Granted Under IDEXX Laboratories, Inc. 2009 Stock Incentive Plan

in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of the Restrictive Covenant Agreements), as determined by the Company, which determination shall be final, binding and conclusive. The Optionee shall be considered to have been discharged for “cause” if the Company determines, within 30 days of the Optionee’s resignation, that discharge for cause was warranted.

(h) Restrictive Covenant Agreements. Notwithstanding anything in the Agreement that may be to the contrary, if the Company determines that Optionee has violated any provisions set forth in the Restrictive Covenant Agreements, in addition to any and all rights and remedies set forth therein or otherwise available under law or equity, Optionee covenants and agrees that: (i) the unvested portion of this Option will immediately be cancelled, and Optionee shall automatically forfeit any rights Optionee may have with respect to such unvested Option Shares as of the date of such determination; (ii) the right to exercise this Option shall automatically terminate as of the date of such determination; and (iii) the Company or its Affiliate may also take action at equity or in law to enforce the provisions of the Restrictive Covenant Agreements.

Following application of this provision of the Agreement, Optionee will continue to be bound by the obligations, promises and other agreements contained in the Restrictive Covenant Agreements and this Agreement.

4.  Payment of Purchase Price.

(a) Method of Payment.  Payment of the purchase price for Shares purchased upon exercise of this Option shall be made (i) by delivery to the Company, or to the online service designated by the Company, of an amount equal to the purchase price of such Shares, (ii) by delivery to the Company of Shares (either actually or by attestation) then owned by the Optionee for at least 6 months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes) or delivery of other consideration having a fair market value equal in amount to the purchase price of such Shares, (iii) to the extent permitted by the Board, in its sole discretion, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the purchase price and any required Tax-Related Items (as defined below), or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the purchase price and any required Tax-Related Items; or (iv) by any combination of cash, Shares, and other consideration as the Board may specify.

(b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price.  For the purposes hereof, the fair market value of any Shares or other non-cash consideration which may be delivered to the Company in exercise of this Option shall be determined as provided in the Plan.

(c) Delivery of Shares Tendered in Payment of Purchase Price.  If the Optionee exercises Options by delivery of Shares, any certificate or certificates representing the Shares to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such Shares, and any electronic delivery of Shares shall be in a manner sufficient for purposes of transferring such Shares to the Company.  Fractional Shares will not be accepted in payment of the purchase price of Shares acquired upon exercise of this Option.

5.  Delivery of Shares; Compliance with Securities Laws, Etc.

(a) General.  The Company shall, upon payment of the Option price for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc.  This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of Shares subject hereto upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board.  Nothing herein shall be deemed to require the Company to apply for, effect disclosure, or to satisfy such other condition.

6.  Nontransferability of Option.

Except as provided in paragraph (e) of Section 3, this Option is personal and no rights granted hereunder may be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee (whether by operation of law or otherwise).  During the lifetime of the Optionee, this Option shall be exercised only by the Optionee.

7.  No Special Employment Rights.

Nothing contained in the Plan, the Plan Prospectus or this Agreement shall be construed or deemed to constitute an employment or service contract or confer or be deemed to confer on the Optionee any right to continue in the employ or service of, or to continue any other relationship with, the Company or an Affiliate or limit in any way any right of the Company or an Affiliate, as applicable, to terminate the Optionee's employment or service or other relationship at any time, with or without cause.

8.  Rights as a Shareholder.

The Optionee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until a certificate representing such Shares, or electronic equivalent, is duly issued and delivered to the Optionee.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate or electronic equivalent is issued.

9.  Taxes.

(a) Responsibility for Taxes. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee's employer (the "Employer), the ultimate liability for all income tax (whether foreign, federal, state or local), social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (the “Tax-Related Items”) is and remains the Optionee’s responsibility as it may come due and may exceed the amount actually withheld by the Company or the Employer.  The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In addition, the Optionee further acknowledges that Tax-Related Items may be incurred at different times.

(b) Withholding. The Optionee acknowledges and agrees to make arrangements satisfactory to the Company with respect to any withholding obligation the Company or the Employer (or former employer) may have for Tax-Related Items.   Without limitation to the foregoing, the Optionee acknowledges and agrees that to satisfy any such withholding obligation for Tax-Related Items, the Company may (i) withhold from the Optionee's wages or other cash compensation paid to the Optionee by the Company and/or the

Employee Stock Option Agreement

Granted Under IDEXX Laboratories, Inc. 2009 Stock Incentive Plan

Employer, (ii) withhold from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization), or (iii) withhold by any other method permitted under the Plan and applicable law.  Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Optionee's jurisdiction (in which case, the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares). The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

(c) Tax Consequences.  The Optionee has reviewed with his or her own tax advisors the applicable tax consequences of this investment and the transactions contemplated by this Agreement.  With respect to such matters, the Optionee relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

10.  Limitations on Disposition of Incentive Stock Option Shares.

If, as indicated on the opposite side of this Agreement, this Option is an incentive stock option”, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within 1 year after such Shares were acquired pursuant to such exercise, nor within 2 years after the Grant Date.  If the Optionee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such Shares within said periods, he or she will notify the Company in writing within 10 days after such disposition, and provide any other information regarding such disposition that the Company may require.

11.  Data Privacy.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Optionee understands that Data will be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country.

The Optionee authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan.

12.  Miscellaneous.

(a) This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(b) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board.  The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time, subject to the requirements for certain amendments or alterations set forth in the Plan.

(c) This Agreement shall be binding upon and inure to the benefit of the Company and the Optionee and their respective heirs, executors, administrators, representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 hereof.

(d) The Option and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflict of laws principles.

(e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares.

(g) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth in this Agreement or at such other address as may be designated in writing by either of the parties to one another.

(h) The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(i) If the Optionee works and/or resides outside the United States, the Option and any Shares subject to the Option shall be subject to any special terms and conditions set forth in Exhibit A.  Moreover, if the Optionee relocates outside of the United States and to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to the Optionee to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Exhibit A constitutes part of this Agreement.

(j) The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.